EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: Divine Skin, Inc.

We hereby consent to the use in this Amendment No. 1 to the Form S-1 Registration Statement Under The Securities Act of 1933 of our report dated April 15, 2011 included in the Annual Report for the year ended December 31, 2010, relating to the financial statements of Divine Skin, Inc., which appear in such Registration Statement and related Prospectus for the registration of shares of its common stock.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

RBSM, LLP

New York, New York

October 25, 2012